Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-215794) pertaining to the 2013 Stock Option and Grant Plan, the 2017 Stock Option and Incentive Plan, and the 2017 Employee Stock Purchase Plan of Jounce Therapeutics, Inc., of our report dated March 10, 2017, with respect to the consolidated financial statements of Jounce Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 10, 2017